SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) April 22, 1998


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 7.  Financial Statements and Exhibits
         ---------------------------------

     In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


    Exhibit
    Number                      Description of Exhibit
    -------        -------------------------------------------------

      99 Copy of the Registrant's Earnings Press Release, dated April 22, 1998.
















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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                          /s/D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




April 22, 1998









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                                 EXHIBIT INDEX



Exhibit
Number                           Description of Exhibits
-------        ------------------------------------------------------------

  99           Copy of the Registrant's Earnings Press Release, dated
               April 22, 1998.














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                                                     EXHIBIT 99



                                        Contact:  Susan Gaffney
                                                  (302) 774-2698



           DUPONT REPORTS FIRST QUARTER 1998 EARNINGS


        Wilmington, Del., Apr. 22 -- DuPont reported first quarter diluted earnings per share before nonrecurring charges of $.92, compared to $.89 per share in the first quarter last year, marking the sixteenth consecutive quarter of record earnings for comparable periods. Including nonrecurring charges, diluted earnings were $.79 per share.
Highlights Include:
     o Record first quarter earnings before nonrecurring charges, overcoming an estimated 15 percent penalty from a combination of currency and dilution, as well as economic weakness in Asia and sharply lower oil prices.

     o An 11 percent increase in Chemicals and Specialties earnings before nonrecurring charges.

     o Chemicals and Specialties sales from continuing busi-nesses up 8 percent, with 9 percent higher volumes including acquisitions.

     o Chemicals and Specialties average worldwide selling prices up 3 percent excluding negative currency impact.

     o Strong performance by Conoco despite sharply lower oil and gas prices.

                 EARNINGS PER SHARE COMPARISONS

                    3 Mos. Ended      % Change      3 Mos. Ended
                      3/31/98         From '97        3/31/97
Underlying
  (Diluted EPS)         $.92              3             $.89
  (Basic EPS)           $.93              3             $.90

Reported
  (Diluted EPS)         $.79            (11)            $.89
  (Basic EPS)           $.80            (11)            $.90

=================================================================

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


        "A record first quarter performance by Chemicals and Specialties, combined with a strong performance by Conoco, enabled us to continue our string of record quarters," said DuPont President and CEO Charles O. Holliday, Jr. "This reflects terrific work by our employees worldwide and is a significant accomplishment when viewed in the context of slower worldwide growth, a stronger dollar, the economic situation in Asia and significantly lower oil prices."
        Nonrecurring charges totaling $145 million after-tax or $.13 per share were recorded in the first quarter, $60 million to revise a prior estimate for the 1997 write-off of acquired in-process research and development related to the acquisition of Protein Technologies International, and $85 million related to the previously announced modernization program for global nylon operations.
        Net income for the quarter before nonrecurring items totaled $1,051 million, up 3 percent from the $1,020 million in 1997. Sales were $11.0 billion, down 2 percent, principally due to lower sales by Conoco.
Chemicals and Specialties
        Chemicals and Specialties after-tax income before non-recurring charges was $867 million, up 11 percent.
     o  Sales for the quarter, including acquisitions, were up
        8 percent on a continuing business basis, reflecting
        9 percent higher volume, partly offset by 1 percent lower selling prices.







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


     o Regionally volume was up 7 percent in the United States, up 18 percent in Europe and up 4 percent in Asia.

     o Excluding negative currency effects, average worldwide selling prices would have been up 3 percent, with prices in the United States up 1 percent and prices outside the United States up 5 percent.

Petroleum
        Conoco, DuPont's energy subsidiary, had earnings of $287 million, down 13 percent, reflecting significantly lower crude oil and natural gas prices partly offset by improved international downstream results, lower exploration costs, higher natural gas volumes, upstream asset sales, and increased oil production in countries with lower taxes.
     o Downstream operations earned $70 million, up 13 percent due to higher European refined product margins.

     o  Upstream operations earned $217 million, down
        19 percent. Crude oil prices averaged $13.64 per barrel for the quarter, $6.88 per barrel or 34 percent less than last year.

     o Worldwide natural gas prices averaged 18 percent lower than last year, partly offset by 5 percent higher volumes.

Segment Results
        The following commentary compares results for each industry segment for the first quarter 1998 with the first quarter 1997 after excluding the earnings impact of nonrecurring items.






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


        Chemicals segment earnings were $177 million compared to $143 million earned last year, up 24 percent, principally due to higher earnings from white pigments. Both periods include com-parable gains from asset sales. Segment sales of $1.0 billion were 2 percent higher, reflecting 6 percent higher selling prices and 4 percent lower volume.
        Fibers segment earnings of $229 million were essentially flat compared with the $233 million earned in 1997. Earnings from specialty fibers ("Lycra" spandex, advanced fibers, and nonwovens) increased 9 percent, but were offset by lower earnings from "Dacron" polyester as a result of intense competitive pressure from Asian imports. Sales of $1.9 billion were down 1 percent as selling prices averaged 2 percent lower and sales volumes were 1 percent higher.
        Earnings for the polymers segment were $230 million, up 11 percent from $208 million in 1997, principally reflecting improved results from engineering polymers and fluoropolymers. Segment sales of $1.7 billion were 6 percent above 1997, reflecting 6 percent higher volume and flat selling prices.
        Petroleum segment earnings were $287 million, down
$44 million or 13 percent from a record first quarter 1997.
U.S. upstream earnings totaled $78 million, down 49 percent principally due to lower crude oil and natural gas prices, partly offset by higher natural gas volumes from increasing





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


production in the South Texas fields acquired in 1997.   Out-
side the United States, upstream earnings were $139 million, up 19 percent due to North Sea asset sales and lower taxes that more than offset the effect of lower crude oil prices. U.S. downstream earnings of $18 million were 25 percent lower, principally due the loss of production from scheduled main-tenance turnarounds. Downstream earnings outside the United States of $52 million were up 37 percent reflecting better refining and marketing margins.
        Life Sciences segment earnings were $150 million, up
6 percent from $141 million in 1997. Pharmaceuticals earnings were up 40 percent, largely due to improved results for "Cozaar" and higher DuPont Merck venture sales of "Coumadin." Agricul-tural products earnings were modestly lower, principally due to the stronger U.S. dollar. Segment sales including acquisitions were $701 million, up 12 percent, reflecting 15 percent higher volume partly offset by 3 percent lower prices.
        Diversified businesses earnings were $81 million, up
45 percent from $56 million in 1997. This reflects higher earnings from photopolymers and electronic materials and coal, and lower operating losses from the printing and publishing businesses divested in early March of this year. Segment sales were $845 million, up 25 percent, including sales from acquisi-tions. Average selling prices were 7 percent lower.




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


        "We must continue to position DuPont to grow and to deliver more consistent earnings through economic cycles," said Holliday. "The restructuring program we announced earlier this month and our commitment to the rapid integration of the busi-nesses we have acquired will provide increased focus on profit-able growth to meet shareholder expectations. With favorable raw materials pricing and less impact from currency in the second half of the year, we continue to see enough opportunities to deliver another record year."

                               ###

4/22/98











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


E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                    Three Months Ended
CONSOLIDATED INCOME STATEMENT                            March 31
------------------------------------------------------------------------
(Dollars in millions, except per share)               1998        1997
-----------------------------------------------------------------------
SALES ...........................................   $10,965     $11,211
Other Income ....................................       413         339
                                                    -------     -------
    Total .......................................    11,378      11,550
                                                    -------     -------
Cost of Goods Sold and Other Expenses ...........     8,264       8,275
Selling, General and Administrative Expenses ....       650         632
Depreciation, Depletion and Amortization ........       658<Fa>     604
Exploration Expenses, Including Dry Hole Costs
  and Impairment of Unproved Properties .........        67          91
Interest and Debt Expense .......................       190         149
Purchased In-Process Research and Development<Fb>        60          -
                                                    -------     -------
    Total .......................................     9,889       9,751
                                                    -------     -------
EARNINGS BEFORE INCOME TAXES ....................     1,489       1,799
Provision for Income Taxes ......................       583         779
                                                    -------     -------
NET INCOME ......................................   $   906     $ 1,020
                                                    =======     =======


EARNINGS PER SHARE OF COMMON STOCK<Fc>:
  Basic .........................................   $   .80     $   .90
  Diluted .......................................   $   .79     $   .89
                                                    =======     =======
DIVIDENDS PER SHARE OF COMMON STOCK .............   $  .315     $  .285
                                                    =======     =======

<Fa>Includes supplemental depreciation of $59 for shutdown of certain
    Nylon manufacturing facilities.
<Fb>Represents a charge for revision, based on independent appraisals, of the purchase price allocation in connection with the purchase of Protein Technologies International, related to the value assigned to research and development in progress at the time of purchase for which technological feasibility has not yet been established and no alternative future use is anticipated. The charge was not tax effected because this transaction was a stock acquisition rather than an asset purchase.
<Fc>Earnings per share are calculated on the basis of the following average number of common shares:

                           Three Months Ended
                                March 31
                    ------------------------------
                        Basic           Diluted
                    -------------    -------------
          1998      1,128,415,102    1,145,674,145
          1997      1,129,554,952    1,148,190,360

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



E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                   Three Months Ended
CONSOLIDATED INDUSTRY SEGMENT INFORMATION               March 31
------------------------------------------------------------------------
(Dollars in millions)                               1998        1997
-----------------------------------------------------------------------
SALES
-----
Chemicals .....................................    $ 1,023     $ 1,006
Fibers ........................................      1,896       1,913
Polymers ......................................      1,729       1,630
Petroleum .....................................      4,771       5,360
Life Sciences .................................        701         625
Diversified Businesses ........................        845         677
                                                   -------     -------
    Total .....................................    $10,965     $11,211
                                                   =======     =======
AFTER-TAX OPERATING INCOME
--------------------------
Chemicals .....................................    $   177     $   143
Fibers ........................................        144<Fa>     233
Polymers ......................................        230         208
Petroleum .....................................        287         331
Life Sciences .................................         90<Fb>     141
Diversified Businesses ........................         81          56
                                                   -------     -------
    Total .....................................      1,009       1,112

Interest and Other Corporate
  Expenses Net of Tax .........................       (103)        (92)
                                                   -------     -------
NET INCOME ....................................    $   906     $ 1,020
----------                                         =======     =======

<Fa>Includes a charge of $85 related to rationalization of global
    Nylon operations, principally shutdown of certain manufacturing facilities and employee separation costs.
<Fb>Includes a charge of $60 for revision, based on independent appraisals, of the purchase price allocation in connection with the purchase of Protein Technologies International, related to the value assigned to research and development in progress at the time of purchase for which technological feasibility has not yet been established and no alternative future use is anticipated.








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





E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


CONSOLIDATED INDUSTRY SEGMENT INFORMATION           Three Months Ended
EXCLUDING IMPACT OF NONRECURRING ITEMS                   March 31
-----------------------------------------------------------------------
(Dollars in millions)                               1998        1997
----------------------------------------------------------------------
AFTER-TAX OPERATING INCOME
--------------------------
Chemicals .....................................    $  177      $  143
Fibers ........................................       229         233
Polymers ......................................       230         208
Petroleum .....................................       287         331
Life Sciences .................................       150         141
Diversified Businesses ........................        81          56
                                                   ------      ------
    Total .....................................     1,154       1,112

Interest and Other Corporate
  Expenses Net of Tax .........................      (103)        (92)
                                                   ------      ------

NET INCOME ....................................    $1,051      $1,020
                                                   ======      ======









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